EXHIBIT 10.3

AMENDMENT #2 TO THE MINERAL CLAIM OPTION AGREEMENT
DATED MARCH 13, 2007, BETWEEN LODESTAR MINING INC.
AND CLAIM LAKE NICKEL, INC.

This Amendment affects “Article II:  Grant and Exercise of Option, Section 2.01” of the above noted Option Agreement.

The undersigned also agree that the deadline for the payment of $75,000 to be made by the second anniversary of the Agreement (March 13, 2009) shall be AMENDED and the new deadline for the $75,000 payment is March 13, 2010.

Dated at Ovillia on the 12th day of March, 2009.

SIGNED AND AGREED:

LODESTAR MINING INC.

Per:	/s/ Ian McKinnon

Title:	Chief Executive Officer

CLAIM LAKE NICKEL INC.

Per:	/s/ Ulrich Krestschmar

Title:	President